UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 23, 2007
THE HILLMAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13293 (Commission File No.)	23-2874736 (I.R.S. Employer Identification No.)
10590 Hamilton Avenue, Cincinnati, Ohio 45231
(Address of principal executive offices and zip code)

(Registrant’s telephone number, including area code) (513) 851-4900
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
     a) On February 23, 2007, management and the Audit Committee of the Hillman Companies, Inc. (the “Company”) determined that the consolidated financial statements as of and for the year ended December 31, 2005 and the June 30, 2005 and September 30, 2005 interim periods therein, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and the unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2006, the three and six months ended June 30, 2006 and 2005 and the three and nine months ended September 30, 2006 and 2005 included in the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 should no longer be relied upon. In 2005, the State of Ohio passed tax legislation which phased out the state income tax over a four year period beginning in 2006. Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes” (“SFAS 109”) requires deferred tax liabilities and deferred tax assets to be adjusted for a change in tax law. The effect of the tax law change should be included in income from continuing operations in the period of enactment. The Company did not adjust deferred tax assets and liabilities in for the change in tax law in 2005. As a result the provision for income taxes for the year ended December 31, 2005 was overstated by approximately $1.2 million. The Audit Committee concurred with management’s assessment that the Company’s accounting for income taxes was incorrect and that the Company’s previously issued audited consolidated financial statements for the year ended December 31, 2005 should be restated. The Company will not file a Form 10-K/A with restated consolidated financial statements but will reflect the appropriate restatement adjustments in the Form 10-K for the year ended December 31, 2006. Management also discussed the matter with their independent registered public accounting firm Grant Thornton LLP, and with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2005.
     Management had previously concluded that the Company did not maintain effective disclosure controls and procedures as of December 31, 2005 because of material weaknesses in its accounting for revenue, income and other taxes and outstanding checks which are more fully described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. In connection with the restatement discussed above, management has determined that the restatement is an additional effect of the material weakness in its accounting for income and other taxes. The existence of this material weakness was disclosed to the Audit Committee and to the Company’s independent registered public accountants.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(a)	Financial Statements of Businesses Acquired.
Not applicable.
(b)	Pro Forma Financial Information.
Not applicable.
(c)	Exhibits.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2007	THE HILLMAN COMPANIES, INC.
/s/ James P. Waters

James P. Waters Chief Financial Officer